MOHAVE AGREEMENT

         This Mohave Agreement is made and entered into this 6th day of November 1996 by and between Covol Technologies Inc., a Delaware corporation ("Covol") and Savage Industries Inc., a Utah corporation ("Savage").


                                    RECITALS:

         A. On March 19, 1996, the parties executed a written agreement (the "Initial Agreement").

         B. On May 17, 1985, Flyash Haulers, Inc., an Arizona corporation ("Flyash") and Southern California Edison Company, a California utility ("Cal Edison") entered into a written agreement (the "Mohave Underflow Sales
Contract") which provides Flyash with the right to purchase and remove coal fines underflow (the "Coal Fines") from impoundment ponds 1 and 5 at Cal Edison's Mohave Generating Station near Laughlin, Nevada (the "Station").

         C. In conjunction with this Mohave Agreement, Savage and Flyash intend to execute a written agreement (the "Business Agreement") (i) to form a Utah limited liability company ("Mohave"), (ii) to upgrade an existing facility (the "Facility") and place the Facility into operation at the Station, and (iii) to produce and sell a "Qualified Fuel" pursuant to Section 29(c)(1)(C) of the Internal Revenue Code (the "Code") which will result in "Tax Credits" for Mohave pursuant to Section 29 of the Code.

         D. Savage and Flyash intend for Mohave to execute a written agreement with Flyash (the "Management Agreement") for Flyash to manage and operate the Facility in the production of a Qualified Fuel.

         E. Covol is willing to license to Mohave, the "Covol Process" using the "Patents" and the "Covol Binder" as described in the Initial Agreement.


                                   AGREEMENT:

         1. Term. The term of this Mohave Agreement is effective as of the date hereof and shall continue until December 31, 2009.

         2. License Agreement. At Savage's request, Covol will execute a written license agreement with Mohave (the "License Agreement") which will (i) allow Mohave to use the Covol Process in conjunction with the Patents in return for a monthly license fee (the "License Fee") to be paid by Mohave to Covol for each ton (2,000 lbs.) of Qualified Fuel produced from the Coal Fines by Flyash at the Facility and sold by Mohave to a third party purchaser during each calendar quarter calculated on the basis of *** for each BTU contained within the


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*** Missing information may be available upon request to the Company

Qualified Fuel [for example, one (1) ton of Qualified Fuel containing *** BTU's will generate a License Fee of ***.

         3. Covol Binder ***.  At Mohave's   request,  Covol  shall  provide  to
Mohave for use with the Coal Fines, at ***, such quantities of the Covol Binder as required by the Facility to produce Qualified Fuel.

         4. Technical Assistance. Covol agrees to provide technical assistance and field support to Mohave as may be reasonably necessary and as may be requested by Mohave from time-to-time in the production of Qualified Fuel by the Facility. Mohave agrees to reimburse Covol for its reasonable out-of-pocket expenses incurred in providing such technical assistance and field support.

         5. Reimbursement Fee. To induce Savage to participate in the formation of and to invest capital in Mohave, Covol agrees that it will reimburse (the "Reimbursement Fee") Savage from the License Fees received by Covol from Mohave, an amount equal to *** of the cash capital required to (i) initially upgrade and place the Facility into operation at *** and (ii) to thereafter upgrade the Facility from time-to-time as determined by Mohave to efficiently and economically produced a Qualified Fuel. The basis for the Reimbursement Fee shall be documented. At Savage's request, Covol agrees to request and authorize Mohave to deduct from the License Fees due to Covol and pay directly to Savage, the amount thus deducted which will be treated as a credit against the Reimbursement Fee owing by Covol to Savage.

         6. Secure Performance. To secure Covol's performance in the event of a failure on the part of Covol to produce and deliver the Covol Binder to Mohave pursuant to the License Agreement, Covol agrees to place in escrow at Zions First National Bank, Main Office in Salt Lake City, Utah (the "Escrow Holder"), all documents, written specifications and instructions necessary and required for Mohave or a third party designated by Mohave to formulate, mix, prepare and produce the Covol Binder as required by the terms and provisions of this Mohave Agreement. Covol agrees to cooperate with Mohave and the Escrow Holder, in the preparation and execution of appropriate escrow instructions concerning the documents to be placed in escrow and how, when and for what purposes the documents may be released to Mohave or its designee.

         7. Other Documents. Savage and Covol each agree to execute such documents and take such action as is reasonably required and appropriate to carry out the intent of this Mohave Agreement.

         8. Entire Understanding. This Mohave Agreement has been negotiated and prepared with the assistance and participation of each of the parties and their respective counsel and contains the entire understanding and agreement between the parties with respect to the subject matter set forth herein.


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         Executed in duplicate as of the date first above set forth.

                                                Savage Industries Inc.
                                                By: /s/ H. Benson Lewis
                                                Executive Vice President

                                                Covol Technologies Inc.
                                                By: Brent M. Cook
                                                President

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